UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALIGOS THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALIGOS THERAPEUTICS, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Aligos Therapeutics, Inc., which will be held online at www.proxydocs.com/ALGS, on June 17, 2021 at 8:30 a.m. Pacific Time. You must register to attend the meeting online at www.proxydocs.com/ALGS no later than June 16, 2021 at 5:00 p.m. Eastern Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Aligos Therapeutics.

Sincerely,

/s/ LAWRENCE M. BLATT

Lawrence M. Blatt, Ph.D. Chief Executive Officer

ALIGOS THERAPEUTICS, INC.

One Corporate Drive, 2nd Floor

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2021

To the Stockholders of Aligos Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 17, 2021, at 8:30 a.m. Pacific Time. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/ALGS no later than June 16, 2021 at 5:00 p.m. Eastern Time. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:

1.	To elect two Class I directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected;

2.

To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 21, 2021 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Lawrence M. Blatt

Lawrence M. Blatt, Ph.D. Chief Executive Officer

South San Francisco, California

April 27, 2021

i

ALIGOS THERAPEUTICS, INC.

One Corporate Drive, 2nd Floor

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2021

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Aligos Therapeutics, Inc. (referred to herein as the “Company”, “Aligos Therapeutics”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 17, 2021, at 8:30 a.m. Pacific Time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/ALGS no later than June 16, 2021 at 5:00 p.m. Eastern Time. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 21, 2021 (the “Record Date”) for the first time on or about April 27, 2021. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investor Relations – SEC Filings” section of our website at https://investor.aligos.com/.

The only outstanding voting securities of Aligos Therapeutics are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 35,055,445 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting. We have two classes of common stock: voting common stock and non-voting common stock. Unless otherwise noted, all references in this Proxy Statement to our “common stock,” or “shares” refers to our voting common stock.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access on or about April 27, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 35,055,445 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Continental Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.proxydocs.com/ALGS or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.proxydocs.com/ALGS. You must register online no later than June 16, 2021 at 5:00 p.m. Eastern Time. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal 1—the election of two Class I directors to hold office until our 2024 annual meeting of stockholders; and

•	Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2021.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for the nominees.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/ALGS.

•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your Broker. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your Broker to request a proxy form.

Who counts the votes?

Mediant has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Mediant for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Mediant on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a Broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2) is considered routine under applicable rules. A Broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the nominees receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“For” the election of two nominees for director; and

•	“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

•	You may attend the Annual Meeting online and vote by following the instructions at www.proxydocs.com/ALGS. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 8:30 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to following instructions by registering at www.proxydocs.com/ALGS.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2021, to the Secretary of the Company at One Corporate Drive, 2nd Floor, South San Francisco,

California 94080; provided, that if the date of the annual meeting is more than 30 days from June 17, 2022, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 17, 2022 and March 19, 2022; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 17, 2022, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 35,055,445 shares outstanding and entitled to vote. Accordingly, 17,527,723 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Lawrence M. Blatt, Ph.D., Kathleen Sereda Glaub, Peter Moldt, Ph.D. and James Scopa, whose current terms will expire at the Annual Meeting;

•	Class II directors: Thomas Woiwode, Ph.D., Leonid Beigelman, Ph.D. and K. Peter Hirth, Ph.D., whose current terms will expire at the annual meeting of stockholders to held be in 2022; and

•	Class III directors: Jack B. Nielsen and Carole Nuechterlein, J.D., whose current terms will expire at the annual meeting of stockholders to be held in 2023.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Dr. Blatt and Mr. Scopa have been nominated to serve as Class I directors and have elected to stand for reelection. If elected, each of Dr. Blatt and Mr. Scopa will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Ms. Glaub and Dr. Moldt were not nominated to serve as a Class I directors and therefore will not stand for reelection. Immediately following the Annual Meeting, the size of the Board is expected to be reduced to seven members.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Dr. Blatt and Mr. Scopa have agreed to serve if elected, and management has no reason to believe that either Dr. Blatt or Mr. Scopa will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NAMED NOMINEES.

The following table sets forth, for the Class I nominees (who are currently standing for re-election), the other Class I directors who are not standing for re-election, and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 21, 2021 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Lawrence M. Blatt, Ph.D.	59	Chief Executive Officer and Director	2018
Kathleen Sereda Glaub(1)(4)	67	Director	2019
Peter Moldt, Ph.D.(1)(4)	62	Director	2018
James Scopa	63	Director	2021

Class II Directors whose terms expire at the 2022 Annual Meeting
Thomas Woiwode, Ph.D.(2)(3)	49	Director	2018
Leonid Beigelman, Ph.D.	63	President and Director	2018
K. Peter Hirth, Ph.D.(2)(5)	69	Director	2018

Class III Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Jack B. Nielsen(1)(2)(3)	57	Director	2018
Carole Nuechterlein, J.D.(2)(3)	60	Director	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)

Ms. Glaub and Dr. Moldt were not nominated to serve as a Class I directors, will not stand for reelection at the Annual Meeting and will each cease service as a director immediately following completion of the Annual Meeting.

(5)	Dr. Hirth has been appointed to the Audit Committee, effective immediately following the completion of the Annual Meeting.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders

Lawrence M. Blatt, Ph.D., has served as our Chief Executive Officer and a member of our board of directors since February 2018. Prior to co-founding the Company, Dr. Blatt served as the Global Head of Infectious Diseases and Vaccines at Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, from November 2014 to February 2018. Dr. Blatt co-founded Alios BioPharma, Inc., a biotechnology company, and served as its Chief Executive Officer, President and Director from January 2009 until its acquisition by Janssen Pharmaceutical Companies of Johnson & Johnson in November 2014. Prior to Alios, he served as Chief Scientific Officer at InterMune, Inc., a biotechnology company, from 2002 to 2008. Dr. Blatt currently serves on the board of directors of ReViral Ltd. and previously served on the boards of directors of Alveo Technologies, Inc., which he co-founded in 2014, and Meissa Vaccines, Inc. Dr. Blatt received a B.S. in Microbiology from Indiana University Bloomington, an M.B.A. from California State University, Northridge, and a Ph.D. in Public Health Administration from the University of La Verne. We believe that Dr. Blatt’s extensive experience as an executive of several companies in the biopharmaceutical and biotechnology industries, his extensive knowledge of our company and his educational background provides him with the qualifications and skills necessary to serve as a member of our board of directors.

James Scopa has served as a member of our board of directors since April 2021. Mr. Scopa served as a Managing Director of MPM Capital from May 2005 to June 2017. Mr. Scopa spent the prior 15 years working at Deutsche Banc Alex. Brown and Thomas Weisel Partners advising growth companies in biopharmaceuticals and medical devices. At Deutsche Banc Alex. Brown Mr. Scopa served as Managing Director and Global Co-Head of Healthcare Investment Banking, and at Thomas Weisel Partners Mr. Scopa served on the Investment Committee for TWP’s Health Care venture fund as well as Co-Director of Healthcare Investment Banking. Mr. Scopa currently serves on the board of directors of various biotechnology companies, including Neuron 23 Inc., DiCE Molecules, Blade Therapeutics, Inc., and Adverum Biotechnologies, Inc. He previously served on the boards of Semma Therapeutics (sold to Vertex Pharmaceuticals), True North Therapeutics (sold to Bioverativ), iPierian, Inc. (sold to Bristol Myers Squibb), Conatus, Inc. and Solasia KK. Mr. Scopa also currently serves as a member of the Investment Advisory Committee and Advisory Board of One Ventures, an Australian based venture capital firm. Mr. Scopa holds an A.B. from Harvard College, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School. We believe that Mr. Scopa’s extensive experience in the biotechnology and biopharmaceuticals industries and his service as a director for numerous companies provides him with the qualifications and skills necessary to serve as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NAMED NOMINEES.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Thomas Woiwode, Ph.D., has served as a member of our board of directors since August 2018. Dr. Woiwode has served in various roles at Versant Venture Management, LLC, a healthcare investment firm, since 2002, including serving as a Managing Director since July 2014. He also served as the Chief Operating Officer of Okairos AG, a biopharmaceutical company developing genetic vaccines for major infectious diseases, from April 2011 until May 2013 when it was acquired by GlaxoSmithKline plc. Prior to Okairos, Dr. Woiwode co-founded EuroVentures, a wholly owned biotechnology incubator within Versant Ventures, and in this role, served as the founding Chief Business Officer for three biotechnology companies created within Versant Ventures. Before joining Versant Ventures, Dr. Woiwode served as a Research Scientist at XenoPort, Inc., a biopharmaceutical company. He currently serves on the boards of directors of Gritstone Oncology, Inc., a publicly traded immuno-oncology company, Passage Bio, Inc., a publicly traded genetic medicines company, and Adverum Biotechnologies, Inc., a publicly traded gene therapy company, as well as several private companies. He previously served on the board of directors of Audentes Therapeutics, Inc., a publicly traded AAV-based genetic medicines company, from July 2013 to July 2017 and CRISPR Therapeutics AG, a publicly traded biopharmaceutical company, from April 2014 to June 2019. Dr. Woiwode holds a B.A. in English and a B.S. in Chemistry from the University of California, Berkeley and a Ph.D. in Chemistry from Stanford University. We believe that Dr. Woiwode’s experience in the biopharmaceutical and biotechnology industries, his educational background and his experience as a venture capital investor in life sciences companies provides him with the qualifications and skills necessary to serve as a member of our board of directors.

Leonid Beigelman, Ph.D., has served as President and a member of our board of directors since March 2018. Dr. Beigelman has over 30 years of experience in medicinal chemistry and drug discovery of small molecules and oligonucleotides. Prior to co-founding the Company, he was Vice President of Medicinal Chemistry and Global Head of Discovery of Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, from September 2014 to March 2018, where he established the Center of Excellence in Nucleic Acids. Prior to that, Dr. Beigelman co-founded Alios BioPharma, Inc. and served as its Chief Scientific Officer before it was acquired by Janssen Pharmaceutical Companies of Johnson & Johnson in November 2014. From 2005 to 2009, Dr. Beigelman served as Vice President, Technical Operations at InterMune, Inc. leading teams in hepatitis C virus drug discovery. From 2002 to 2005, Dr. Beigelman worked at Transgenomic, Inc., a biotechnology company, as Vice President of Nucleic Acids Chemistry. While at Ribozyme Pharmaceuticals Inc., a biotechnology company, from 1992 to 2002 (which became SiRNA Pharmaceuticals, Inc.), Dr. Beigelman assumed positions including Senior Director of Chemistry and Biochemistry. Dr. Beigelman received his Ph.D. in Bioorganic Chemistry from The Institute of Molecular Biology (USSR Academy of Sciences) and completed his post-doctoral training at the Department of Pharmacology, Yale University Medical school. We believe that Dr. Beigelman’s extensive experience as an executive of several companies in the biopharmaceutical and biotechnology industries, his extensive knowledge of our company and his educational background provides him with the qualifications and skills necessary to serve as a member of our board of directors.

K. Peter Hirth, Ph.D., has served as a member of our board of directors since August 2018. In 2001, Dr. Hirth co-founded Plexxikon, Inc., a pharmaceutical company, and served as its Chief Executive Officer until April 2013. Dr. Hirth currently serves on the boards of directors of Vaxcyte, Inc., a publicly traded biotechnology company, and several private companies. Dr. Hirth holds a M.Sc. and Ph.D. in Molecular Genetics from Heidelberg University, Germany and completed his post-doctoral work at the University of California, San Diego. We believe that Dr. Hirth’s extensive experience in the biopharmaceutical and biotechnology industries and his educational background provides him with the qualifications and skills necessary to serve as a member of our board of directors.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Jack B. Nielsen has served as a member our board of directors since August 2018. Since August 2017, Mr. Nielsen has also served as a Managing Director at Vivo Capital LLC, a healthcare focused investment firm and was recently promoted as a Managing Partner. Prior to March 2017, Mr. Nielsen worked within the Novo Holdings A/S organization and its venture activities since 2001 in several roles, most recently being employed as a Senior Partner based in Copenhagen, Denmark. From 2006 to 2012, Mr. Nielsen was employed as a Partner at Novo Ventures (US) Inc. in San Francisco, where he established the office which provides certain consultancy services to Novo Holdings A/S. Mr. Nielsen is currently a member of the board of directors of Reata Pharmaceuticals, Inc., Harmony Biosciences. and ALX Oncology Holdings Inc., all of which are publicly traded companies, and a number of private companies. Mr. Nielsen, in the past, has served on the boards of directors of Akebia Therapeutics, Inc., Crinetics Pharmaceuticals, Inc., Merus, N.V. and Apollo Endosurgery, Inc., each of which is publicly traded. Mr. Nielsen received a M.Sc. in Chemical Engineering from the Technical University of Denmark and a Masters in Management of Technology and Economics from the Center for Technology, Economics and Management, Technical University of Denmark. We believe that Mr. Nielsen’s experience as a venture capital investor in and director of life sciences companies provides him with the qualifications and skills necessary to serve as a member of our board of directors.

Carole Nuechterlein, J.D., has served as a member of our board of directors since August 2018. Ms. Nuechterlein joined F. Hoffmann-La Roche Ltd. in 2001 and currently serves as Head of the Roche Venture Fund. She currently serves as a member of the boards of directors of Millendo Therapeutics, Inc., a publicly traded biopharmaceutical company, BCTG Acquisition Corp., a publicly traded special purpose acquisition company, and a number of private companies, including Enthera Therapeutics, Entrada Therapeutics, Inc., MacuLogix, Inc., Vivet Therapeutics, CiVi Biopharma, Inc., Mission Therapeutics Ltd., Arch Oncology, Inc., and Second Genome, Inc. Ms. Nuechterlein previously served as a member of the board of directors of the publicly traded gene therapy company AveXis, Inc., from October 2014 to May 2017. She received a B.A. in English and Humanities from Valparaiso University and a J.D. from the University of Michigan. We believe that Ms. Nuechterlein’s extensive experience as a venture capital investor in, and director of, several biotechnology companies, provides her with the qualifications and skills necessary to serve as a member of our board of directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the year ending December 31, 2021, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2018. Representatives of EY are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed by EY relating to the fiscal years ended December 31, 2020 and 2019.

	Year Ended December 31,
	(in thousands)
	2020	2019
Audit Fees(1)	$1,943	$111
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,943	$111

(1)

Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our consolidated financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with the Company’s initial public offering including comfort letters and consents.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee. This policy is set forth in the charter of the Audit Committee and is available at https://investor.aligos.com/corporate-governance/governance-overview.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by EY for 2020 and 2019, including the audit, audit-related, tax and other services provided by EY following our initial public offering and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Aligos Therapeutics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investor.aligos.com/corporate-governance/governance-overview. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Aligos’s audited financial statements as of and for the year ended December 31, 2020.

The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee

Kathleen Sereda Glaub, Chair

Peter Moldt, Ph.D.

Jack B. Nielsen

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at https://investor.aligos.com/corporate-governance/governance-overview. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, we intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://investor.aligos.com/corporate-governance/governance-overview.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Blatt and Dr. Beigelman, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Blatt and Dr. Beigelman are not considered independent because they are employees of Aligos Therapeutics. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Nielsen currently serves as the Chair of the Board. In that role, Mr. Nielsen presides over the executive sessions of the Board and serves as a liaison between management and the Board. Effective immediately following the Annual Meeting, Dr. Blatt, our Chief Executive Officer, has been appointed the Chair of the Board and Mr. Nielsen will serve as the lead independent director of our Board. In Mr. Nielsen’s role as lead independent director he will preside over the executive sessions of the Board and serve as a liaison between management and the Board.

Our Board has concluded that our leadership structure is appropriate at this time and that the appointment of Dr. Blatt as Chair and Mr. Nielsen as lead independent director, effective immediately following the Annual Meeting, is appropriate. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the terms of engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•

is responsible for reviewing our audited consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters;

•	discusses on a periodic basis, or as appropriate, with management, our policies and procedures with respect to risk assessment; and

•	reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are Kathleen Sereda Glaub, Peter Moldt, Ph.D. and Jack B. Nielsen. Ms. Glaub serves as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Ms. Glaub is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Ms. Glaub, Dr. Moldt and Mr. Nielsen are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq. Effective immediately following our Annual Meeting, our Board appointed Peter Hirth, Ph.D. to our Audit Committee.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investor.aligos.com/corporate-governance/governance-overview.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. Among other things, the Compensation Committee:

•	reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers, other than our Chief Executive Officer;

•	evaluates the performance of our executive officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations;

•

reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers, other than our Chief Executive Officer;

•

reviews the performance of our Chief Executive Officer and makes recommendations with respect to CEO compensation to our board of directors, which retains the authority to make compensation decisions relative to our Chief Executive Officer;

•	evaluates compliance with applicable compensation rules, regulations and guidelines and other law, as applicable; and

•	reviews the compensation committee charter at least annually and the performance of the compensation committee and its members, including compliance by the compensation committee, periodically.

The current members of our Compensation Committee are Carole Nuechterlein, J.D., K. Peter Hirth, Ph.D., Jack B. Nielsen and Thomas Woiwode, Ph.D. Ms. Nuechterlein serves as the chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investor.aligos.com/corporate-governance/governance-overview.

The Compensation Committee has retained Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), a national executive compensation consulting firm. Radford was engaged to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the compensation committee. Each of the responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Jack B. Nielsen, Carole Nuechterlein, J.D. and Thomas Woiwode, Ph.D. Mr. Nielsen serves as the chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investor.aligos.com/corporate-governance/governance-overview.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member of other companies, including service on the board of directors of another publicly held company;

•	professional and academic experience relevant to the Company’s industry;

•	strength of leadership skills;

•	experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

•	diversity of viewpoints, background, experience and other characteristics.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including, all information that would be required to be disclosure pursuant to Item 404 under Regulation S-K, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from the Secretary of the Company, at One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

Mr. Scopa was appointed to the board of directors in April 2021 to fill a vacancy on the board of directors, and therefore is standing for election as a director by stockholders for the first time. Mr. Scopa was identified for appointment to our board of directors and its nominating and corporate governance committee in connection with a retained search for director candidate(s).

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met 10 times during 2020. The Audit Committee met 4 times. The Compensation Committee met 6 times. The Nominating and Corporate Governance Committee did not meet during 2020. During 2020, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Company, One Corporate Drive, 2nd Floor,

South San Francisco, California 94080. The Secretary of the Company will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2020, our Compensation Committee consisted of Ms. Nuechterlein, Mr. Nielsen, Dr. Hirth and Dr. Woiwode. None of the members of our compensation committee during 2020 nor any of the current members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years with any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Series B-2 Convertible Preferred Stock Financing

In October 2020, we issued an aggregate of 3,569,630 shares of our Series B-2 convertible preferred stock in the second tranche of our Series B convertible preferred stock financing at a price per share of $11.20563 for aggregate proceeds to us of $40 million. The table below sets forth the number of shares of Series B-2 convertible preferred stock sold to our directors, executive officers or owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof:

Name	Number of shares of Series B-2 convertible preferred stock	Total purchase price ($)
Wellington Biomedical Innovation Master Investors (Cayman) I L.P.(1)	571,143	6,400,026
Entities affiliated with Vivo Capital Fund(2)	254,993	2,857,362
Entities affiliated with Versant Venture Capital(3)	283,550	3,177,364
Roche Finance Ltd.(4)	283,550	3,177,363
Entities affiliated with Baker Brothers(5)	283,549	3,177,363
Novo Holdings A/S(6)	241,219	2,703,023
Trusts affiliated Leonid Beigelman, Ph.D.(7)	24,598	275,652
Trusts affiliated Lawrence M. Blatt, Ph.D.(8)	24,599	275,652
Julian Symons, D.Phil.(9)	1,452	16,272
Trust affiliated with Lucinda Quan, J.D.(10)	726	8,136

(1)	Wellington Biomedical Innovation Master Investors (Cayman) I L.P. was a beneficial owner of more than 5% of our capital stock at the time of the initial closing of the transaction.
(2)

(i) Vivo Capital Fund VIII, L.P. purchased 224,054 shares of Series B-2 convertible preferred stock for a total purchase price of $2,510,668 and (ii) Vivo Capital Surplus Fund VIII, L.P. purchased 30,939 shares of Series B-2 convertible preferred stock for a total purchase price of $346,693. Entities affiliated with Vivo Capital Fund were beneficial owners of more than 5% of our capital stock at the time of the initial closing of the transaction. Jack B. Nielsen, who is a member of our board of directors, is an affiliate of Vivo Capital Fund.

(3)

(i) Versant Venture Capital VI, L.P. purchased 85,065 shares of Series B-2 convertible preferred stock for a total purchase price of $953,209 and (ii) Versant Vantage I, L.P. purchased 198,485 shares of Series B-2 convertible preferred stock for a total purchase price of $2,224,154. Entities affiliated with Versant were beneficial owners of more than 5% of our capital stock at the time of the initial closing of the transaction. Thomas Woiwode, who is a member of our board of directors, is an affiliate of Versant Venture Capital VI, L.P.

(4)

Roche Finance Ltd. was a beneficial owner of more than 5% of our capital stock at the time of the initial closing of the transaction. Carole Nuechterlein, J.D., who is a member of our board of directors, is an affiliate of Roche Finance Ltd.

(5)

(i) Baker Brothers Life Sciences, L.P. purchased 260,041 shares of Series B-2 convertible preferred stock for a total purchase price of $2,913,933 and (ii) 667, L.P. purchased 23,508 shares of Series B-2 convertible preferred stock for a total purchase price of $263,430. Entities affiliated with Baker Brothers were beneficial owners of more than 5% of our capital stock at the time of initial closing of the transaction.

(6)

Novo Holdings A/S was the beneficial owner of more than 5% of our capital stock at the time of the initial closing of the transaction. Peter Moldt, who is a member of our board of directors, is employed as Senior Partner at Novo Ventures (US), Inc., which provides consulting services to Novo Holdings A/S. Dr. Moldt is not deemed to hold any beneficial ownership or pecuniary interest in the shares held by Novo Holdings A/S.

(7)	The purchasers are trusts affiliated with Leonid Beigelman, Ph.D., a member of our board of directors and one of our executive officers, and his immediate family members.
(8)	The purchasers are trusts affiliated with Lawrence M. Blatt, Ph.D., a member of our board of directors and one of our executive officers, and his immediate family members.
(9)	Julian Symons, D.Phil. is one of our executive officers.
(10)	The purchaser is a trust affiliated with Lucinda Quan, J.D., one of our executive officers.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation–Narrative to 2020 Summary Compensation Table and Outstanding Equity Awards at 2020 Fiscal Year End.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Investors’ Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of our outstanding convertible preferred stock, including entities with which certain of our directors are affiliated, prior to our initial public offering in October 2020. Under this agreement, the holders of certain shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

Historically, we have not had a formalized non-employee director compensation program. However, prior to our initial public offering, for fiscal year 2020, we paid director fees in the amount of $30,000, to Dr. Hirth and Ms. Glaub, for their board service in fiscal year 2020. In addition, in February 2020, we granted to an option (a “first tranche option”) to each of Dr. Hirth and Ms. Glaub to purchase 16,596 and 44,932 shares of our common stock, respectively, for an exercise price per share equal to $3.45. Also in February 2020, we granted each of Dr. Hirth and Ms. Glaub an option (a “second tranche option”) to purchase 5,399 and 14,618 shares of our common stock, respectively, for an exercise price per share equal to $3.45. Each option was immediately exercisable and vested as to 1/48th of the total number of shares underlying the option on each monthly anniversary of the applicable vesting commencement date, which was December 23, 2019 for Dr. Hirth’s option and October 30, 2019 for Ms. Glaub’s option, subject to continued service through the vesting date and, in the case of the second tranche options, the closing of the second tranche of our Series B-2 Preferred Stock financing. Dr. Hirth and Ms. Glaub exercised each option prior to vesting. The stock acquired upon exercise was subject to a repurchase right in favor of us that would permit us to repurchase shares at the original exercise price upon any termination of service. The repurchase right lapses on the same schedule as the related option. In September 2020, our board of directors accelerated the vesting of the second tranche options and the repurchase rights on the associated restricted stock fully lapsed.

In connection with the initial public offering of our common stock, we implemented a compensation program for our non-employee directors (the “Director Compensation Program”). Pursuant to the Director Compensation Program, following the initial public offering of our common stock, our non-employee directors became eligible to receive cash compensation as follows:

•	Each non-employee director is entitled to an annual cash retainer in the amount of $35,000 per year.

•	A non-executive chair of the Board will receive an additional annual cash retainer in the amount of $30,000 per year.

•

The chairperson of the audit committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $4,000 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, each non-employee director will automatically be granted an option to purchase 30,000 shares of our common stock upon such director’s initial appointment or election to our Board (the “Initial Grant”), and each non-employee director who has been serving on the board for at least four months will automatically be granted an option to purchase 15,000 shares of our common stock on the date of each annual stockholder’s meeting following the completion of this offering (the “Annual Grant”). The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting, subject to continued service through the vesting date.

We also provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Jack Nielson	17,890	—	—	17,890
Peter Hirth, Ph.D.	40,000	87,842	—	127,842
Carole Nuechterlein	12,250	—	—	12,250
Peter Moldt	—	—	—	—
Tom Woiwode, Ph.D.	9,207	—	—	9,207
Kathleen Sereda Glaub	40,000	237,820	—	277,791

(1)

Amounts shown represent the grant date fair value of options granted, and the incremental fair value of options modified, during fiscal year 2020 as calculated in accordance with ASC Topic 718. See Note 9 of the financial statements included in our Form 10-K filed on March 23, 2021 for the assumptions used in calculating this amount. Of the amounts reported, $43,726 and $118,415 constitute the grant date fair value of options granted during 2020 to Dr. Hirth and Ms. Glaub, respectively. The remaining $44,116 and $119,405 constitute the incremental fair value related to the acceleration of vesting of options held by Dr. Hirth and Ms. Glaub, respectively, that were exercised prior to vesting. As of December 31, 2020, Dr. Hirth and Ms. Glaub held 28,098 and 31,827 shares of restricted stock, respectively, that were acquired upon exercise of options prior to vesting. None of our other non-employee directors held any option awards or stock awards as of December 31, 2020.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 21, 2021.

Name	Age	Position(s)
Executive Officers
Lawrence M. Blatt, Ph.D.	59	Chief Executive Officer and Director
Leonid Beigelman, Ph.D.	63	President and Director
Lesley Ann Calhoun	55	Executive Vice President, Chief Financial Officer
Lucinda Y. Quan, J.D.	48	Executive Vice President, Chief Business Officer and General Counsel
Julian A. Symons, D.Phil.	60	Executive Vice President, Chief Scientific Officer

The biographical information of Dr. Blatt and Dr. Beigelman is included above under “Proposal No. 1 Election of Directors.”

Lesley Ann Calhoun has served as our Executive Vice President, Chief Financial Officer since June 2020. From August 2016 to June 2020, Ms. Calhoun served in various roles at Global Blood Therapeutics, Inc., a drug discovery, development and commercial-stage biopharmaceutical company, including most recently as Senior Vice President, Finance & Administration and Chief Accounting Officer. Prior to these roles, Ms. Calhoun served as Vice President of Finance at Hyperion Therapeutics, Inc., a commercial stage biopharmaceutical company, from January 2013 to September 2015, continuing in her role after it was acquired by Horizon Pharma pie, a pharmaceutical company, in May 2015. Ms. Calhoun also previously served as Senior Director of Finance, Corporate Controller at Innoviva, Inc. (formerly Theravance, Inc.), a biopharmaceutical company, from August 2005 to January 2013. Earlier in her career, Ms. Calhoun was a member of the audit practice of Deloitte & Touche LLP from 1989 to 2001. Ms. Calhoun received her B.S. in Business Administration with a concentration in Accounting from San Francisco State University, College of Business and is a Certified Public Accountant (inactive).

Lucinda Y. Quan, J.D., has served as our Executive Vice President, Chief Business Officer & General Counsel since March 2018. Prior to joining the Company, Ms. Quan served as the Executive Director of Transactions, Business Development & Licensing at the West Coast Innovations Hub of Merck & Co., a multinational pharmaceutical company, from January 2016 to April 2018. From November 2013 to January 2016, Ms. Quan served as Vice President, Head of Legal Affairs at Alios BioPharma, Inc., which was acquired by Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, in November 2014. She also served as Vice President, Legal Affairs & Associate General Counsel at InterMune, Inc. (acquired by Roche in September 2014) from September 2004 to November 2013. Prior to InterMune, Inc., Ms. Quan spent seven years in private practice at various law firms, including Clifford Chance LLP, before transitioning to in-house. Ms. Quan received both her B.A. in Business Economics and J.D. from the University of California, Los Angeles.

Julian A. Symons, D.Phil., has served as our Executive Vice President, Chief Scientific Officer since May 2018. Prior to joining the Company, from January 2010 to March 2015, Dr. Symons served in various roles at Alios BioPharma, Inc., which was acquired by Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, in November 2014, including Senior Director, Product Development from January 2013 to March 2015, and Vice President, Disease Area Research & Development Leader, Respiratory Infections from March 2015 to April 2018. Prior to his time with Alios BioPharma, Inc., Dr. Symons held positions with the Pharmaceutical Division of F. Hoffman-La Roche Ltd (1999 – 2010) and the Departments of Medicine at the University of Edinburgh (1986 – 1990), University of Sheffield (1990 – 1994) and the Sir William Dunn School of Pathology, University of Oxford (1994 – 1999). Dr. Symons received a B.Sc. (Hons) I in Biochemistry and Physiology from the University of Central Lancashire, UK and a D.Phil. in Immunology and Autoimmunity from the University of York, UK.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2020 were as follows:

•	Lawrence M. Blatt, Ph.D., Chief Executive Officer;

•	Leonid Beigelman, Ph.D., President; and

•	Julian Symons, D.Phil., Executive Vice President, Chief Scientific Officer.

2020 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the fiscal year ended on December 31, 2020.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Lawrence M. Blatt, Ph.D., Chief Executive Officer	2020 2019	492,654 475,000	6,500,620 —	364,444 180,500	42,984 18,866	7,400,702 674,366

Leonid Beigelman, Ph.D., President	2020 2019	415,033 400,000	3,729,360 —	252,225 152,000	23,574 2,957	4,420,192 554,957

Julian Symons, D.Phil. Executive Vice President, Chief Scientific Officer	2020	336,675	2,248,233	210,550	32,885	2,828,343

(1)

Amounts shown represent the grant date fair value of options granted during fiscal year 2020 as calculated in accordance with ASC Topic 718. See Note 9 of the financial statements included in our Form 10-K filed on March 23, 2021 for the assumptions used in calculating this amount.

(2)

Amounts shown represent the annual performance-based cash bonuses earned by our NEOs based on the achievement of certain performance objectives during 2020. These amounts were paid to the NEOs in early 2021. Please see the descriptions of the annual performance bonuses paid to our named executive officers under “2020 bonuses” below.

(3)

Amounts shown for Drs. Blatt, Beigelman and Symons include matching contributions of $11,400, $5,615 and $11,400, respectively, under our 401(k) plan and $31,584, $17,960 and $21,485 respectively, paid by us on behalf of each NEO in lieu of the employee portion of premiums for health and welfare benefits, including medical, dental and vision benefits, which is a benefit not available to all salaried employees.

Narrative to Summary Compensation Table

2020 Salaries

Our NEOs each receive a base salary to compensate the NEO for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

For fiscal year 2020, Drs. Blatt, Beigelman and Symons had an annual base salary of $489,250, $412,000 and $329,000, respectively. Effective as of December 2020, Drs. Blatt, Beigelman and Symons had an annual base salary of $530,100, $448,400 and $421,100, respectively. In February 2021, Drs. Blatt, Beigelman and Symons annual base salary was increased to $548,654, $464,094 and $435,839, respectively.

Our board of directors and compensation committee may adjust base salaries from time to time in their discretion.

2020 Bonuses

We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2020. Each NEO’s target bonus is expressed as a percentage of his annual base salary which can be achieved by meeting company and individual goals at target level. The 2020 annual bonuses for Drs. Blatt, Beigelman and Symons were targeted at 55%, 45% and 40%, respectively, of base salary.

In February 2021, our compensation committee and, with respect to Dr. Blatt, our board of directors determined that the goals established under our annual performance-based cash bonus program had been achieved at 125% of target. The actual amount of the 2020 annual bonus paid to each NEO for 2020 performance are set forth above in the Summary compensation table in the column titled “Non-equity incentive plan compensation.”

Equity-based Compensation

In February 2020, we granted each of Drs. Blatt, Beigelman and Symons an option to purchase of 858,396, 268,248 and 59,111 shares of our common stock, respectively, for an exercise price per share of $3.45. The options were immediately exercisable and vest as to 1/48th of the shares on each monthly anniversary of December 23, 2019, subject to continued service through the applicable vesting date.

In December 2020, we granted each of Drs. Blatt, Beigelman and Symons an option to purchase of 450,000, 300,000 and 200,000 shares of our common stock, respectively, for an exercise price per share of $16.18. The options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of December 1, 2020, subject to continued service through the applicable vesting date.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

The Company currently maintains a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 100% of a participant’s annual eligible contribution to the 401(k) plan, up to 4% of their annual base salary or up to the IRS limit, whichever is lower. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; short-term and long-term disability insurance; and life and AD&D insurance.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to an NEO when we believe it is necessary to attract or retain the NEO. In 2020, except for amounts paid on behalf of Drs. Blatt, Beigelman and Symons for the employee portion of health and welfare plan premiums, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020.

			Option awards				Stock awards
Name	Vesting commencement date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)	Market value of shares or units of shares that have not vested as ($)(6)
Lawrence M. Blatt, Ph.D.	12/01/2020	(1)	—	450,000	16.18	12/01/2030	—	—
	12/23/2019	(2)	858,396	—	3.45	2/19/2030
	3/2/2018	(3)	—	—	—	—	150,890	4,164,301

Leonid Beigelman, Ph.D.	12/01/2020	(1)	—	300,000	16.18	12/01/2030
	12/23/2019	(2)	268,248	—	3.45	2/19/2030
	4/15/2018	(3)	—	—	—	—	160,950	4,241,033

Julian Symons, D.Phil.	12/01/2020	(1)	—	200,000	16.18	12/01/2030
	12/23/2019	(2)	59,111	—	3.45	2/19/2030
	5/07/2018	(4)	—	—	—	—	27,943	772,624
	4/30/2018	(5)					58,120	1,531,462

(1)

The shares subject to the option vest in equal monthly installments through the fourth anniversary of the vesting commencement date, subject to the holder’s continuing to provide services to us through the applicable vesting date.

(2)

The shares subject to the option vest in equal monthly installments through the fourth anniversary of the vesting commencement date, subject to the holder’s continuing to provide services to us through the applicable vesting date. The option is exercisable by the holder prior to vesting.

(3)

The shares of restricted stock vest and become no longer subject to a risk of forfeiture in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to the holder’s continuing to provide services to us through the applicable vesting date. In the event of a change in control the vesting of the shares will be fully accelerated.

(4)

The shares of restricted stock vest and become no longer subject to a risk of forfeiture in substantially equal monthly installments through the third anniversary of the vesting commencement date, subject to the holder’s continuing to provide services to us through the applicable vesting date. In the event of a change in control the vesting of the shares will be fully accelerated.

(5)

Constitute shares of restricted stock acquired by Dr. Symons upon exercise of a stock option prior to vesting. Unvested shares of restricted stock may be repurchased by us at the original exercise price of $1.30 per share upon a termination of Dr. Symons’s services to us. The unvested shares in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to Dr. Symons’s continued service to us through the applicable vesting date. In the event that Dr. Symons is terminated without cause or resigns for good reason, then the vesting of the shares that would have vested within the six-month period following his termination of employment will be accelerated, or in the event such resignation or termination occurs during the twelve month period commencing on a change in control, then the vesting of the shares will be fully accelerated.
(6)	The market value of shares that have not vested is calculated by subtracting any repurchase price from the closing trading price of our common stock as of December 31, 2020 which was $27.65.

Narrative to 2020 Summary Compensation Table and Outstanding Equity Awards at 2020 Fiscal Year End

Executive Compensation Arrangements

Employment Agreements

On August 16, 2018, we entered into employment agreements with Drs. Blatt and Beigelman setting forth the terms and conditions of their employment. The employment agreements provide for an annual base salary of $475,000 for Dr. Blatt and $400,000 for Dr. Beigelman per year. The employment agreements provided for the grant of 4,500,000 shares of restricted stock and that upon a change in control (as defined in the employment agreement) all shares of restricted stock will immediately vest in full and any risk of forfeiture will lapse. The employment agreements entitle Drs. Blatt and Beigelman to an annual performance bonus targeted at 40% of their annual base salary.

In the event Dr. Blatt or Beigelman resigns for good reason or we terminate Dr. Blatt’s or Beigelman’s employment without cause (in each case as defined in the employment agreement), he is entitled to amount equal to two times the sum of (i) his annual base salary (as of the date of termination) and (ii) the bonus earned for the calendar year preceding termination of employment, as well as continued healthcare coverage under our medical plan paid or reimbursed by us for up to two years. Payment of severance is contingent on providing us a general release of claims.

In the event Dr. Blatt or Beigelman resigns for good reason or we terminate Dr. Blatt’s or Beigelman’s employment without cause, in each case, within the twelve month period commencing on a change in control, he is entitled to receive as severance an amount equal to the present value of his average annual compensation for the five-year period, or such lesser period during which he has then been employed by us, ending with the calendar year immediately preceding the year in which the change in control occurs, as well as continued healthcare coverage under our medical plan paid or reimbursed by us for up to three years. Payment of severance is contingent on providing us a general release of claims.

On May 14, 2019, we entered into an offer letter with Dr. Symons to confirm the terms and conditions of his employment. The offer letter provides for an annual base salary of $320,000 per year and entitles Dr. Symons to an annual performance bonus targeted at 35% of his annual base salary. Dr. Symons has also executed our standard confidential information and invention assignment agreement.

In the event Dr. Symons resigns for good reason or we terminate Dr. Symons’s employment without cause (in each case as defined in the offer letter), Dr. Symons is entitled to the following: (i) six months of base salary continuation, (ii) continued healthcare coverage under our medical plan for up to six months, (iii) accelerated vesting of any equity award that would have vested within the six-month period following his termination of employment or, if such resignation or termination occurs during the twelve month period commencing on a change in control, accelerated vesting of all equity awards and (iv) all vested options as of his termination date, after giving effect to any accelerated vesting of options, will remain exercisable until the earlier of the three-year anniversary of his termination of employment, or the original expiration date of the applicable option.

For purposes of the employment agreements, “cause” means (i) material breach of any of the executive’s representations or obligations contained in the employment agreement, including a willful failure or refusal to perform the job duties and responsibilities assigned to him by us, which if such material breach is reasonably susceptible of cure is not cured after thirty days have elapsed following the date on which we give written notice of such breach; (ii) conviction, or plea of guilty or nolo contendere, of any felony or any crime involving moral turpitude; (iii) participation in a fraud, act of dishonesty or misappropriation or similar conduct against us; (iv) conduct that is materially injurious to us or our affiliates or subsidiaries, monetarily or otherwise; (v) improper use or disclosure of our confidential or proprietary information; or (vi) obtaining a direct or indirect personal benefit from the transfer or use of our trade secrets or intellectual property other than on our behalf.

For purposes of the employment agreements, “good reason” means, subject to notice and cure, the continuance of any of the following events without the executive’s written consent: (i) any material breach of the terms of the employment agreement by us; (ii) any material restriction or diminution in the executive’s responsibilities; (iii) introduction of a requirement that Dr. Blatt report to an officer or employee instead of directly to the board or that Dr. Beigelman report to anyone other than the Chief Executive Officer; (iv) any change in the location of the executive’s principal place of employment that increases the executive’s one-way commute in excess of fifty miles from the executive’s principal place of employment prior to such change; and (v) any material failure by us to pay the executive’s annual base salary, earned bonuses, or benefits that the executive is entitled to receive under the employment agreement, or any material reduction by us of the executive’s annual base salary under the employment agreement, provided, however, that if we institute a company-wide reduction in salaries, bonuses and benefits for other executive management team members, such reduction will not be deemed material.

For purposes of Dr. Symons’ offer letter, “cause” means (i) material breach of any of Dr. Symons’ representations or obligations contained in the offer letter, including Dr. Symons’ willful failure or refusal to perform the job duties and responsibilities assigned to him by us, which if such material breach is reasonably susceptible of cure is not cured after thirty days have elapsed following the date on which we give written notice of such breach; (ii) conviction, or plea of guilty or nolo contendere, of any felony or any crime involving moral turpitude; (iii) participation in a fraud, act of dishonesty or misappropriation or similar conduct against us; (iv) conduct that is materially injurious to us or our affiliates or subsidiaries, monetarily or otherwise; (v) improper use or disclosure of our confidential or proprietary information; or (vi) obtaining a direct or indirect personal benefit from the transfer or use of our trade secrets or intellectual property other than on our behalf.

For purposes of Dr. Symons’ offer letter, “good reason” means, subject to notice and cure, the continuance of any of the following events without Dr. Symons’s written consent: (i) any material breach of the terms of the offer letter by us; (ii) any material restriction or diminution in Dr. Symons’s responsibilities; (iii) any change in the location of Dr. Symons’s principal place of employment that increases Dr. Symons’s one-way commute in excess of fifty miles from Dr. Symons’ principal place of employment prior to such change; and (iv) any material failure by us to pay Dr. Symons’s annual base salary, bonuses that Dr. Symons has earned, or benefits that Dr. Symons is entitled to receive under the offer letter or any material reduction by us of Dr. Symons’ annual base salary under the employment agreement, provided, however, that if we institute a company-wide reduction in salaries, bonuses and benefits for other executive management team members, such reduction will not be deemed material.

For purposes of Drs. Blatt and Beigelman’s employment agreements and Dr. Symons’ offer letter, “change in control” means the consummation of any of the following (x) sale of all or substantially all of our assets, (y) a sale of all of the shares held by our stockholders or (z) any merger, consolidation, sale of a majority of our capital stock (other than in a transaction described in clause (y)) or other similar transaction involving us and as a result of which the holders of our capital stock immediately prior to the transaction will own less than 50% of the voting power of the our capital stock.

Amended and Restated Employment Agreements

Effective as of February 10, 2021, we entered into amended and restated employment agreements with Drs. Blatt and Beigelman that supersede their employment agreements described above. The amended and restated employment agreements provide for an annual base salary of $548,654 for Dr. Blatt and $464,094 for

Dr. Beigelman. The amended and restated employment agreements provide that upon a change in control (as defined in the employment agreement) all shares of restricted stock purchased in November 2018 will immediately vest in full and any risk of forfeiture will lapse. The employment agreements entitle Drs. Blatt and Beigelman to an annual performance bonus targeted at 55% of annual base salary for Dr. Blatt and 45% of annual base salary for Dr. Beigelman.

In the event Dr. Blatt or Beigelman resigns for good reason or we terminate Dr. Blatt’s or Beigelman’s employment without cause (in each case as defined in the amended and restated employment agreement), he is entitled to (i) an amount equal to the sum of (x) his annual base salary (as of the date of termination) and (y) the bonus earned for the calendar year preceding termination of employment, payable in equal installments, (ii) 12 months of COBRA reimbursement, (iii) vesting acceleration for any equity award held by him that would have vested within 12 months following termination of employment (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement) and (iv) each option held by him that is vested as of the date of termination will remain exercisable until the 12-month anniversary of his termination of employment.

In the event Dr. Blatt or Beigelman resigns for good reason or we terminate Dr. Blatt’s or Beigelman’s employment without cause, in each case, within the twelve month period commencing a “change in control” (as defined therein) he is entitled to (i) an amount equal to the 1.5 times (or in the case of Dr. Beigelman, 1 times) the sum of (x) his annual base salary (as of the date of termination) and (y) target annual bonus, payable in a lump sum, (ii) 18 months of COBRA reimbursement (or in the case of Dr. Beigelman, 12 months), (iii) vesting acceleration for any equity award and each performance-vesting awards will be deemed earned at the greater of target or actual achievement measured as of date of termination of employment (to the extent then measurable) and (iv) each option held by him that is vested as of the date of termination will remain exercisable until the 12-month anniversary of his termination of employment.

Drs. Blatt and Beigelman must timely deliver an effective release of claims to us and comply with his restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

For purposes of the amended and restated employment agreements, “cause” means (i) material breach of any of the executive’s representations or obligations contained in the employment agreement, including a willful failure or refusal to perform the job duties and responsibilities assigned to him by us, which if such material breach is reasonably susceptible of cure is not cured after thirty days have elapsed following the date on which we give written notice of such breach; (ii) conviction, or plea of guilty or nolo contendere, of any felony or any crime involving moral turpitude; (iii) participation in a fraud, act of dishonesty or misappropriation or similar conduct against us; (iv) conduct that is materially injurious to us or our affiliates or subsidiaries, monetarily or otherwise; (v) improper use or disclosure of our confidential or proprietary information; or (vi) obtaining a direct or indirect personal benefit from the transfer or use of our trade secrets or intellectual property other than on our behalf.

For purposes of the amended and restated employment agreements, “good reason” means, subject to notice and cure, the continuance of any of the following events without the executive’s written consent: (i) any material breach of the terms of the employment agreement by us; (ii) any material restriction or diminution in the executive’s responsibilities; (iii) introduction of a requirement that Dr. Blatt report to an officer or employee instead of directly to the board or that Dr. Beigelman report to anyone other than the Chief Executive Officer; (iv) any change in the location of the executive’s principal place of employment that increases the executive’s one-way commute in excess of fifty miles from the executive’s principal place of employment prior to such change; and (v) any material failure by us to pay the executive’s annual base salary, earned bonuses, or benefits that the executive is entitled to receive under the employment agreement, or any material reduction by us of the executive’s annual base salary under the employment agreement, provided, however, that if we institute a company-wide reduction in salaries, bonuses and benefits for other executive management team members, such reduction will not be deemed material.

For purposes of the amended and restated employment agreements, “change in control” is defined as such term is defined in the 2020 Incentive Award Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Executive Change in Control Severance Agreement

We entered into a change in control severance agreement with Dr. Symons effective as of December 1, 2020, that supersedes his prior change in control severance benefits in his offer letter described above. The change in control severance agreements provide that, in the event Dr. Symons’ employment is terminated by us other than for “cause” (as defined therein) or Dr. Symons’ resigns for “good reason” (as defined therein), the severance will consist of (i) 9 months of base salary payable in equal installments, (ii) 9 months of COBRA reimbursement, (iii) vesting acceleration for any equity award held by the Dr. Symons’ that would have vested within 9 months following termination of employment (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement) and (iv) each option held by Dr. Symons that is vested as of the date of termination will remain exercisable until the 12-month anniversary of Dr. Symons’ termination of employment. The change in control severance agreement also provides that, in the event Dr. Symons’ employment is terminated by us other than for cause or Dr. Symons resigns for good reason, and that termination or resignation occurs within the period commencing on the consummation of a change in control and ending 12 months after a change in control, the severance will consist of (i) 0.75 times the sum of (x) Dr. Symons’ base salary and (y) target annual bonus assuming achievement of performance goals at 100%, (ii) 9 months of COBRA reimbursement, (iii) vesting acceleration for any equity award and each performance-vesting awards will be deemed earned at the greater of target or actual achievement measured as of date of termination of employment (to the extent then measurable) and (iv) each option held by Dr. Symons’ that is vested as of the date of termination will remain exercisable until the 12-month anniversary of Dr. Symons’ termination of employment. Dr. Symons’ must timely deliver an effective release of claims to us and comply with Dr. Symons’ restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

For purposes of Dr. Symons’ change in control severance agreement, “cause” is defined as (i) a material breach of any representations or obligations contained in any offer letter or employment agreement between Dr. Symons and us, including Dr. Symons’ willful failure or refusal to perform the job duties and responsibilities assigned to Dr. Symons by us, which if such material breach is reasonably susceptible of cure is not cured after thirty (30) days have elapsed following the date on which we give Dr. Symons written notice of such breach; (ii) conviction of, or plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude; (iii) participation in a fraud, act of dishonesty or misappropriation or similar conduct against us; (iv) conduct that is materially injurious to us or our affiliates or subsidiaries, monetarily or otherwise; (v) improper use or disclosure of our confidential or proprietary information; or (vi) obtaining a direct or indirect personal benefit from the transfer or use of our trade secrets or intellectual property other than on our behalf.

For purposes of Dr. Symons’ change in control severance agreement, “good reason” means the occurrence of any of the following events without Dr. Symons’ consent: (i) any material breach of the terms of the change in control severance agreement by us; (ii) any material restriction or diminution in Dr. Symons’ duties or responsibilities; (iii) any change in the location of Dr. Symons’ principal place of employment that increases his one-way commute in excess of fifty (50) miles from his principal place of employment prior to such change; (iv) any material failure by us to pay Dr. Symons’ base salary, bonuses that he has earned, or benefits that he is entitled to receive under his offer letter, or any material reduction by us of his base salary under his offer letter, provided, however, that if we institute a company-wide reduction in salaries, bonuses and benefits for other executive management team members, such reduction shall not be deemed “material” for this definition.

For purposes of Dr. Symons’ change in control severance agreement “change in control” is defined as such term is defined in the 2020 Incentive Award Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	5,488,148	$11.19	1,437,866
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	5,488,148	$11.19	1,437,866

(1)	Consists of the 2020 Plan and the Aligos Therapeutics, Inc. Employee Stock Purchase Plan (the “ESPP”) and the Aligos Therapeutics, Inc. 2018 Equity Incentive Plan.
(2)

The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) five percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 32,672,731 shares of stock may be issued upon the exercise of incentive stock options.

(3)

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) one percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 6,534,546 shares of stock may be issued under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 21, 2021 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 35,055,445 shares of our common stock issued and outstanding on April 21, 2021. The table below does not reflect ownership of outstanding shares of our non-voting common stock. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Aligos Therapeutics, Inc., One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
Roche Finance Ltd(1)	3,092,340	—	3,092,340	8.8%
Entities affiliated with Versant Ventures(2)	3,292,339	—	3,292,339	9.4%
Entities affiliated with Vivo Capital(3)	3,547,030	—	3,547,030	10.1%
Novo Holdings A/S(4)	2,614,563	—	2,614,563	7.5%
Entities affiliated with Wellington Management(5)	3,927,598	—	3,927,598	11.2%
Entities affiliated with Hillhouse Capital Advisors, Ltd.(6)	2,165,064	—	2,165,064	6.2%
Named Executive Officers and Directors:
Lawrence M. Blatt, Ph.D.(7)	1,510,356	914,646	2,425,002	6.7%
Leonid Beigelman, Ph.D.(8)	1,510,352	305,748	1,816,100	5.1%
James Scopa	—	—	—	—
Julian A. Symons, D.Phil.(9)	394,064	84,111	478,175	1.4%
Jack B. Nielsen	—	—	—	—
K. Peter Hirth(10)	59,549	—	59,549	*
Carole Nuechterlein	—	—	—	—
Peter Moldt, Ph.D.	—	—	—	—
Thomas Woiwode, Ph.D.(11)	—	—	—	—
Kathleen Sereda Glaub(12)	59,550	—	59,550	*
All directors and executive officers as a group (12 persons)(13)	3,918,676	1,604,807	5,523,483	15.1%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based solely on the Schedule 13G filed with the SEC on February 16, 2021 by Roche Finance Ltd (“Roche Finance”) and Roche Holding Ltd (“Roche Holding”), reflecting information as of December 31, 2020. Consists of 3,092,340 shares of common stock directly held by Roche Finance. Roche Holding may be deemed to have beneficial ownership of the 3,092,340 shares directly beneficially owned by Roche Finance, its wholly-owned subsidiary. Roche Finance and Roche Holding have shared voting and dispositive power over the shares reported. The address of each of these persons is Grenzacherstrasse 122, 4070 Basel, Switzerland.

(2)

Based solely on the Schedule 13D filed with the SEC on October 30, 2020 by Versant Venture Capital VI, L.P. (“Versant VI”), Versant Vantage I, L.P. (“Versant Vantage I”), Versant Ventures VI GP, L.P. (“Versant Ventures VI GP”), Versant Ventures VI GP-GP, LLC (“Versant Ventures VI GP-GP”), Versant Vantage I GP, L.P. (“Versant Vantage I GP”), and Versant Vantage I GP-GP, LLC (“Versant Vantage I GP-GP”). Consists of (i) 2,429,895 shares of common stock held directly by Versant VI and (ii) 862,444 shares of common stock held directly by Versant Vantage I. Each of Versant Ventures VI GP-GP and Versant Ventures VI GP may be deemed to share voting and dispositive power with respect to the shares held by Versant VI. Each of Versant Vantage I GP-GP and Versant Vantage I GP may be deemed to share voting and dispositive power with respect to the shares held by Versant Vantage I. Versant VI and Versant Vantage I are venture capital investment entities and each of Versant Ventures VI GP, Versant Ventures VI GP-GP, Versant Vantage I GP and Versant Vantage I GP-GP are the general partners of the venture capital investment entities. Versant Ventures VI GP-GP is the general partner of Versant Ventures VI GP, which is the general partner of Versant VI. Versant Ventures VI GP-GP and Versant Ventures VI GP may be deemed to share voting and dispositive power with respect to the shares held by Versant VI. Versant Vantage I GP-GP is the general partner of Versant Vantage I GP, which is the general partner of Versant Vantage I. Versant Vantage I GP, Versant Vantage I GP-GP may be deemed to share voting and dispositive power with respect to the shares held by Versant Vantage I. The address reported on the Schedule 13D for each of these entities is One Sansome Street, Suite 3630 San Francisco, CA 94104.

(3)

Based solely on the Schedule 13G filed with the SEC on October 28, 2020 by Vivo Capital VIII, LLC (“Vivo Capital VIII”), reflecting information as of October 20, 2020. Consists of 3,547,030 shares of common stock held of records by Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. Vivo Capital VIII, LLC is the general partner of both Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. The voting members of Vivo Capital VIII, LLC are Dr. Frank Kung, Dr. Edgar Engleman and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The address of each of these entities is 192 Lytton Avenue, Palo Alto, CA 94301.

(4)

Based solely on the Schedule 13D filed with the SEC on October 22, 2020 by Novo Holdings A/S (“Novo”), reflecting information as of October 20, 2020. Consists of 2,614,563 shares of common stock held directly by Novo Holdings A/S. Novo is a Danish limited liability company wholly owned by the Novo Nordisk Foundation. Novo, through its Board of Directors (the “Novo Board”), has the sole power to vote and dispose of the shares held by Novo. The Novo Board may exercise voting and dispositive control over the shares held by Novo with approval by a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. The address reported on the Schedule 13D for Novo is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(5)

Based solely on the Schedule 13G filed with the SEC on January 11, 2021 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, reflecting information as of December 31, 2020. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power of 3,785,848 shares and shared dispositive power of 3,927,598 shares. Wellington Management Company LLP has shared voting power of 3,745,725 shares and shared dispositive power of 3,770,225 shares. The securities as to which the Schedule was filed by Wellington Management Group LLP, as parent holding company of certain holding companies, are owned of record by clients of one or more investment advisers (collectively, “Wellington Investment Advisers”). The Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. None of the Wellington Investment Advisors is known to have such right or power with respect to more than five percent of this class of securities, except: Wellington Biomedical Innovation Master Investors (Cayman) I L.P. and Wellington Biomedical Innovation Master Investors (Cayman) I L.P. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address reported on the Schedule 13G for each of these entities is 280 Congress Street Boston, MA 02210.
(6)

Based solely on the Schedule 13G filed with the SEC on February 16, 2021 by Hillhouse Capital Advisors, Ltd. (“HCA”) and Hillhouse Capital Management, Ltd. (“HCM”), reflecting information as of December 31, 2020. Consists of 1,400,000 shares of common stock held by funds managed by HCA and 765,064 shares of common stock held by funds managed by HCM. HCA acts as the sole management company of Gaoling Fund, L.P. (“Gaoling”), and the sole general partner of YHG Investment, L.P. (“YHG”). HCA is hereby deemed to be the beneficial owner of, and to control the voting and investment power of, the shares of Common Stock (as defined in Item 2(d) below) held by Gaoling and YHG. HCM acts as the sole management company of Hillhouse Fund IV (“HFIV”). ATI Holdings LLC (“ATI”) is wholly owned by HFIV. HCM is hereby deemed to be the beneficial owner of, and to control the voting power of, the Common Stock held by ATI. HCA and HCM are under common control and share certain policies, personnel and resources. HCA and HCM have shared voting and dispositive power over the shares reported. The address reported on the Schedule 13G for each of these entities is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

(7)

Consists of (i) 1,237,298 shares of common stock directly held by Lawrence M. Blatt, 1,116,584 of which shares will be vested within 60 days of April 21, 2021 and 120,714 of which shares will be unvested within 60 days of April 21, 2021, (ii) 113,423 shares of common stock directly held by the Lawrence M. Blatt Living Trust dated 8/27/14, (iii) 122,601 shares of common stock directly held by PENSCO Trust Company LLC FBO Dr. Lawrence Blatt IRA , (iv) 18,517 shares of common stock directly held by the Zachary David Blatt Irrevocable Trust dated 8/24/14; (v) 18,517 shares of common stock directly held by Zoe Anne Blatt Irrevocable Trust 8/24/14 and (vi) 914,646 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2021.

(8)

Consists of (i) 1,026,991 shares of common stock directly held by Leonid Beigelman, 896,218 of which shares will be vested within 60 days of April 21, 2021 and 130,773 of which shares will be unvested within 60 days of April 21, 2021, (ii) 236,347 shares of common stock directly held by the Beigelman and Lozovsky Living Trust, (iii) 18,355 shares of common stock directly held by Dina Beigelman Irrevocable Trust, (iv) 18,355 shares of common stock directly held by the Victor Beigelman Irrevocable Trust, (v) 69,744 shares of common stock held by the Beigelman 2020 Grantor Retained Annuity Trust dated June 25, 2020, (vi) 35,408 shares of common stock held by the Dina Beigelman 2020 Irrevocable Trust, dated July 02, 2020, (vii) 35,408 shares of common stock held by the Victor Beigelman 2020 Irrevocable Trust, dated July 02, 2020, (viii) 69,744 shares of common stock held by the Lozovsky 2020 Grantor Retained Annuity Trust dated June 25, 2020 and (ix) 305,748 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2021.

(9)

Consists of (i) 394,064 shares of common stock directly held by Julian Symons and (ii) 84,111 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2021.

(10)

Consists of 59,549 shares of common stock directly held by K. Peter Hirth, Ph.D., 34,832 of which shares will be vested within 60 days of April 21, 2021 and 24,717 of which shares will continue to be subject to our repurchase right.

(11)	Consists of the shares described in footnote (2) above.
(12)

Consists of 59,550 shares of common stock directly held by Kathleen Sereda Glaub, 30,531 of which shares will be vested within 60 days of April 21, 2021 and 29,019 of which shares will continue to be subject to our repurchase right.

(13)

Consists of (i) 3,918,676 shares of common stock, 2,410,119 of which shares will be vested within 60 days of April 21, 2021, and 1,508,557 of which shares will continue to be subject to our repurchase right and (ii) 1,604,807 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2021.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2020.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Aligos Therapeutics stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: One Corporate Drive, 2nd Floor, South San Francisco, California 94080 Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker, or (3) request from the Company at (800) 466-6059. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Aligos Therapeutics, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company, One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

By Order of the Board of Directors

/s/ Lawrence M. Blatt
Lawrence M. Blatt, Ph.D. Chief Executive Officer

April 27, 2021

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/ALGS Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-697-7120 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ALGS no later than June 16, 2021 at 5:00 p.m. Eastern Time. Aligos Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders as of record on April 21, 2021 TIME: Thursday, June 17, 2021 08:30 AM, Pacific Time PLACE: Annual Meeting to be held live via the internet - Please visit www.proxydocs.com/ALGS for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Lawrence M. Blatt, Ph.D., Lesley Ann Calhoun and Lucinda Y. Quan, J.D., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Aligos Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Aligos Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of two Class I directors to hold office until our 2024 annual meeting of stockholders. FOR WITHHOLD 1.01 Lawrence M. Blatt, Ph.D. FOR 1.02 James Scopa FOR FOR AGAINST ABSTAIN 2. To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & FOR Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021. 3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date